UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT RE0PORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 7, 2011

NEW ENERGY SYSTEMS GROUP
(Exact Name of Registrant as Specified in Charter)

Nevada	001-34847	91-2132336
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

116 West 23rd St., 5th FL New York, NY 10011
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:  917-573-0302

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On December 7, Shenzhen NewPower Technology Co., Ltd. (“NewPower”), a subsidiary of New Energy Systems Group (“Company”) entered into a settlement agreement (“Settlement Agreement”) with Shenzhen Zhongte Industry and Trade Co., Ltd. (“SZIT”) resolving the action filed by SZIT in Longgang District People's Court in  Shenzhen, China on October 24, 2011. Pursuant to the Settlement Agreement, SZIT shall return certain products it purchased under a sales agreement, dated May 9, 2011 between NewPower and SZIT(“Sales Agreement”). NewPower shall return RMB 9,720,000, the purchase price of the products, to SZIT. In addition, NewPower shall pay RMB 139,205 to SZIT by January 5, 2012. The Sales Agreement shall be terminated immediately and SZIT releases any and all of its claims arising out of the Sales Agreement.

The information in this report, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and shall not be incorporated by reference in any registration statement or other document filed under the Securities Act or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filings, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 13, 2011

NEW ENERGY SYSTEMS GROUP

By:	/s/ Weihe Yu
Weihe Yu
Chief Executive Officer